(LOGO)

                 NATIONAL HEALTH INVESTORS, INC.

                    -------------------------

         NOTICE OF EIGHTH ANNUAL MEETING OF STOCKHOLDERS

                          April 26, 1999

To the Stockholders:

   The Annual Meeting of the Stockholders (the "Meeting") of National Health Investors, Inc. (the "Company") will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Monday, April 26, 1999, at 4:30 p.m. C.D.T., for the following purposes:

   1.   To re-elect two directors;

   2. To ratify the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 1999;
and

   3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The nominees for re-election as directors are Jack Tyrrell and W. Andrew Adams. They currently serve as directors of the Company.

   The Board of Directors has fixed the close of business on Friday, January, 29, 1999, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting of the Stockholders or any adjournments thereof.

   We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Messrs. Tyrrell and Adams as directors and FOR ratification of the selection of Arthur Andersen LLP as independent accountants for the year ending December 31, 1999. Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

                       By Order of the Board of Directors

                       Richard F. LaRoche, Jr.
                       Secretary

March 1, 1999
Murfreesboro, Tennessee



                NATIONAL HEALTH INVESTORS, INC.
                        100 Vine Street
                 Murfreesboro, Tennessee 37130
                       ------------------
                        PROXY STATEMENT
                       ------------------

             EIGHTH ANNUAL MEETING OF STOCKHOLDERS

                         April 26, 1999

   The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc., (the "Company") to be voted at the Annual Meeting of the Stockholders (the "Meeting") to be held on Monday, April 26, 1999, commencing at 4:30 p.m. C.D.T. and at any adjournments of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 1, 1999, to all stockholders of record on January 29, 1999.

   A copy of the Annual Report of the Company for the year ended December 31, 1998, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO RICHARD F. LaROCHE, JR., SHAREHOLDER RELATIONS-SUITE 600, 100 VINE STREET, MURFREESBORO, TENNESSEE 37130.

   A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by those therein named.

Votes Required

   Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on Proposals I and II will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

   A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors, while the ratification of the appointment of the Company's independent accountants requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The Board of Directors has fixed the close of business on January 29, 1999 as the record date. The outstanding voting securities of the Company as of December 31, 1998, consisted of 24,364,391 shares of common stock, par value $.01 per share ("Common Stock"). Stockholders of record as of the record date are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

   The following information is based upon filings made by the entities identified below with the Securities and Exchange
Commission: Except as set forth below, on December 31, 1998 no person was known to the Company to own beneficially more than 5% of the outstanding Common Stock:

                              Shares              Percent of
                              Beneficially        Outstanding
                              Owned at            Shares on
Name and Address              Dec. 31, 1998       Dec. 31, 1998
-----------------------------------------------------------------
Franklin Resources, Inc.       2,557,073 <F1>        10.5%
777 Mariners Island Blvd.
P. O. Box 7777
San Mateo, CA 94403-7777

Nicholas Fund, Inc.            1,619,800              6.6%
and Nicholas Income Fund, Inc.
6002 North Highway 83
Hartland, WI 53029-8503

<F1> This is ownership for SEC purposes and not for purposes of real estate investment trust regulations.

                            PROPOSAL I

                      ELECTION OF DIRECTORS

   Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At the April 26, 1999 Meeting, two directors will be elected to hold office each for a term of three years or until their successor shall have been duly elected and qualified.

   The nominees for election to the positions of director to be voted upon at the Meeting are Jack Tyrrell and W. Andrew Adams, currently directors of the Company. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Mr. Tyrrell and Mr. Adams to hold office as directors, each for terms of three years or until their successor has been duly elected and qualified.

   If a nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the holders of such proxies.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

   The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after the Meeting, as well as executive officers and directors of the Company as a group:

                                                     Common         Percent
                                                     Stock            of
                                      Expiration     Beneficially    Shares
                                      of term as     Owned at       Outstanding
Name                Age  Position     Director<F1>   12/31/98<F2>   12/31/98
-------------------------------------------------------------------------------
Jack Tyrrell        52   Director        1999         45,586            *
W. Andrew Adams     53   Director &
                         President       1999       1,151,426         4.7%
Robert T. Webb      54   Director        2000          72,623           *
Robert G. Adams     52   Vice President               356,169         1.5%
Ted H. Welch        65   Director        2001          55,000           *
Richard F. LaRoche, 53   Director &
   Jr.                   Secretary       2001         328,073         1.3%

All Directors and Executive Officers
   as a group (6 people)                            2,008,877         8.2%
------------------------
*Less than 1%

<F1> All directors were first elected in 1991.
<F2> Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 41,000 shares to Mr. Tyrrell (which are held in trust for a family member), 40,000 shares to Mr. W. A. Adams, 30,000 to Mr. R. Adams, 30,000 to Mr. Webb, 35,000 to Mr. Welch, and 30,000 to Mr. LaRoche, of which all may be acquired upon the exercise of stock options granted under the Company's 1991 Stock Option Plan and 1997 Stock Option Plan.

   Jack Tyrrell has served as a director of the Company since its inception in 1991. Mr. Tyrrell is Managing Partner of Richland Ventures, L.P. and Richland Ventures, L.P. II, venture capital firms based in Nashville, Tennessee, which were founded in May 1994 and September 1996. He also currently serves as a General Partner of Lawrence, Tyrrell, Ortale & Smith and Lawrence, Tyrrell, Ortale & Smith, II, L.P., venture capital partnerships based in Nashville, Tennessee and New York, New York.

   W. Andrew Adams has been President and a director of the Company since its inception in 1991. Mr. Adams has also been President and a director of National HealthCare Corporation ("NHC"), the Company's Investment Advisor, since 1974. He has served on the Multi-Facility Committee of the American Health Care Association, the trade association for long-term health care center companies. He has an M.B.A. from Middle Tennessee State University. Mr. Adams serves on the Board of Directors of David Lipscomb University in Nashville, Tennessee, SunTrust Bank in Nashville, Tennessee, and National Health Realty, Inc.

   Robert T. Webb has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area, a subdivision developer, and a partner in commercial properties located in Rosslyn, Virginia, and Phoenix, Arizona. Mr. Webb is the President and sole owner of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. He attended David Lipscomb College and received a B.A. in business marketing from Middle Tennessee State University in 1969.

   Ted H. Welch has served as a director of the Company since its inception in 1991. Mr. Welch has owned and operated income producing real estate (primarily office buildings) in the southeastern United States since 1976. From 1953 until 1971, Mr. Welch worked for the Southwestern Company where he became Executive Vice President. From 1971 to 1974, he served as the Commissioner of Finance and Administration for the State of Tennessee, in which capacity he was responsible for all construction and maintenance of State of Tennessee real property, along with being Chief Operating Officer. Mr. Welch received a B.S. from the University of Tennessee at Martin and attended the Graduate School of Management at Indiana University. Mr. Welch is Chairman and Chief Executive Officer of Eagle Communications. He serves on the Board of Directors of American Constructors, Inc.; First American Corporation, Nashville, Tennessee; Logan's Roadhouse, Inc.; and Southeast Service Corporation.

   Richard F. LaRoche has served as Vice President, Secretary and a director of the Company since its inception in 1991. Mr. LaRoche has also been General Counsel of NHC since 1971, Secretary of NHC since 1974 and Senior Vice President of NHC since 1986. He serves in similar positions with National Health Realty, Inc. He received a J.D. from Vanderbilt University and an A.B. from Dartmouth College. Mr. LaRoche is responsible for legal affairs, acquisitions, and finance for all three companies.

   Robert G. Adams has served as Vice President since 1997 and is also the brother of W. Andrew Adams. Mr. Adams is the Chief Operating Officer of NHC and serves on NHC and NHR's Board of Directors. He is responsible for oversight of all company due diligence reports and financial proformas. He received a B.S. degree from Middle Tennessee State University.

Board of Directors and Committees of the Board

   The Board of Directors held 4 meetings during 1998. All directors were present at the meetings of the Board and of committees on which they served. The Board as a whole serves as the Audit Committee, and the Compensation Committee is comprised of non-employee directors (Mr. Webb, Mr. Welch and Mr. Tyrrell).

   The Audit Committee, which met one time in 1998, selects the Company's independent accountants, fixes the compensation to be paid to such accountants, reports to the Board with respect to the scope of audit procedures, and determines compliance as to the company's policies and procedures.

   The Compensation Committee did not meet in 1998 since it currently has no responsibilities. The Company contracts with NHC to act as its Investment Advisor, one responsibility of which is to employ and compensate all officers and employees.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                     AND CERTAIN TRANSACTIONS
Cash Compensation

   Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $2,500 per meeting attended. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

   The Company's executive officers (Mr. Andy Adams, Mr. Robert Adams and Mr. LaRoche) are also employees of NHC. Their compensation is determined solely by NHC, which allocates a portion of their annual performance bonus to the Company.
Payment of the allocated amount by the Company is credited against the Advisory fee paid NHC. Neither Messrs. Adams nor LaRoche have yet been allocated any performance bonus for 1998. Mr. Andy Adams, Mr. Robert Adams, and Mr. LaRoche received $600,000, $400,000 and $400,000 respectively for allocated bonus in 1997. Mr. Andy Adams and Mr. LaRoche received $450,000 and $225,000 respectively for allocated bonus in 1996, and $400,000 and $200,000 respectively for allocated bonus in 1995. The Company paid no other perquisites or bonuses to its executive officers. Because NHC sets the salaries of the Company's three executive officers, the Company's Compensation Committee does not issue a Compensation Committee Report for its proxy statements.

Director and Officer Options

   The 1991 Option Plan (as amended in 1994) provided for an automatic grant to each non-NHC affiliated director of an option to purchase 5,000 shares of Common Stock on the date of the Annual Stockholder's Meeting at the then fair market value. The 1997 Stock Option Plan increased that number to 15,000 shares per Annual Meeting.

   Both plans permit options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option or SAR shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under either plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

   Pursuant to the automatic grant provisions of the plans, the three non-NHC affiliated directors have each received options to purchase shares at $28.75 per share in 1994, $25.38 in 1995, $33.50 in 1996, $36.00 in 1997, and $39.88 in 1998. The outside directors have exercised all but 1,000 of the 1994 grants, all but 5,060 of the 1995 grants, 5,000 of the 1996 grants, and none of the 1997 and 1998 grants.

   In 1993 the Board awarded options on 100,000 shares at the then fair market value of $25.00 to its Investment Advisor, with the direction that they be allocated among those employees who were directly involved in the provision of investment advisory services to the Company. All have now been exercised. On June 1, 1995, the Company awarded options on another 100,000 shares at the then fair market value of $26.00 per share to key NHC employees. All have now been exercised. On January 15, 1997, the balance of the shares available under the 1991 Plan were granted to Key Employees at $36.00 per share. 45,000 shares from the 1997 Plan have been granted, all to non NHC affiliated
directors.   None of the 1997 Stock Option grants have been
exercised. Of the 400,000 shares available under the 1991 and 1994 Plans all but 20,800 have been granted. Of the 600,000 shares available under the 1997 Plan, 510,000 are available for future grants.

   Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1991 and 1997 Option Plans as of December 31, 1998, for the Company's three executive officers. Table C sets forth information regarding options outstanding and exercised during 1998 for the executive officers, all non-NHC affiliated directors and all other NHC employees as a group. The Company has not granted any SARs.

                             TABLE A
         Option/SAR Grants in Last Fiscal Year [12-31-98]
                                                  Potential Realizable Value
                                                  At Assumed Annual Rates of
                                                  Stock Price Appreciation
                  Individual Grants               For Option Term
----------------------------------------------------------------------------
                                 Percent of
                                 Total
                    Number of    Options/
                    Securities   SARs
                    Underlying   Granted
                    Option/      to          Exercise
                    SARs         Employees   of Base   Expir-
                    Granted      in Fiscal   Price     ation
                    (#)          Year        (S/Sh)    Date    5%($)  10%($)
----------------------------------------------------------------------------
W. Andrew Adams       -0-                      -0-

Robert G. Adams       -0-                      -0-

Richard F. LaRoche,   -0-                      -0-
    Jr.

                              TABLE B
         Aggregated Option/SAR Exercises in Last Fiscal Year
                    and FY-End Option/SAR Values
                                                    Number of
                                                    Securities     Value of
                                                    Underlying     Unexercised
                                                    Unexercised    in-the-
                                                    Options/       Money
                                                    SARs at        Options/
                                                    Fiscal Year-   SARs at
                         Shares         Value       End            Fiscal Year-
                         Acquired on    Realized    (#)            End ($)
Name                     Exercise (#)   ($)         Exercisable    Exercisable
-------------------------------------------------------------------------------
W. Andrew Adams           36,000        64,625         40,000      <452,500>

Robert G. Adams            4,000        61,625         30,000      <339,375>

Richard F. LaRoche, Jr.    4,000        61,625         30,000      <339,375>

                                  TABLE C
                      Shares
                      Under     Expir-    Options      Remaining    Exercise
Name of Participant   Option:   ation     Exercised:   Options      Price
                      1998      Date      1998
-----------------------------------------------------------------------------
W. Andrew Adams        8,000    3/4/98      8,000          -0-      $25.00
                      28,000    6/1/00     28,000          -0-      $26.00
                      40,000   1/15/02        -0-       40,000      $36.00

Richard F. LaRoche,    4,000    3/4/98      4,000          -0-      $25.00
   Jr.                30,000   1/15/02        -0-       30,000      $36.00

Robert G. Adams        4,000    3/4/98      4,000          -0-      $25.00
                      30,000   1/15/02        -0-       30,000      $36.00

All Executive         16,000    3/4/98     16,000          -0-      $25.00
Officers (3           28,000    6/1/00     28,000          -0-      $26.00
Persons)             100,000   1/15/02        -0-      100,000      $36.00

All Non-NHC            2,000    3/4/98      2,000          -0-      $25.00
Affiliated             1,000   3/10/99        -0-        1,000      $28.75
Directors (3           9,000   3/16/00      3,940        5,060      $25.38
Persons)              10,000   3/21/01        -0-       10,000      $33.50
                      45,000   1/15/02        -0-       45,000      $36.00
                      45,000   3/30/03        -0-       45,000      $39.88

All Other NHC          1,000    3/4/98      1,000          -0-      $25.00
Employees              8,080    6/1/00      8,080          -0-      $26.00
(11 persons)          21,490   1/15/02      6,416       15,074      $36.00

   The Company's grant or issuance of an incentive stock option under both the 1991 and 1997 Option Plans has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the Key NHC Employee optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread") would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non NHC affiliated directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the Key Employee and deductible by the Company at the time of exercise.

   If the optionee holds the stock purchased upon the exercise of the option for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the Spread. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

   If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, and (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

   The Company has implemented an option exercise loan guaranty program, the purpose of which is to facilitate directors and Key Employees (of either NHI or the Investment Advisor) exercising options to purchase NHI common stock. Each director and Key Employee to whom options to purchase NHI common shares have been granted is eligible to have up to $100,000 per year of loans made from commercial banking institutions, the proceeds of which are used to exercise NHI options, guaranteed by NHI. The guarantee is structured as follows: Option holders must pledge to NHI 125% of the loan amount in publicly traded stock as additional collateral for the guarantee; the option holder must personally guarantee the loan to the bank and indemnify NHI for any loss or liability on its guaranty; the interest rate charged by the bank and all expenses pertaining to the loan are to be borne by the director or employee, and the maximum aggregate outstanding amount of loan guarantees is $5,000,000. Although the facility has a one year term, the guarantee will continue for five years, and is renewable at the discretion of the directors. The below table indicates the current amount of loans outstanding by directors of NHI individually and by all designated NHC employees collectively as of December 31, 1998.


                     Current          Maximum
                     Loan             Loan             Commercial Bank
                     Outstanding      Outstanding      Originating Loan
----------------------------------------------------------------------------
W. Andrew Adams             -0-              -0-       N/A
Robert G. Adams             -0-       $  100,000       SouthTrust Bank of TN
Richard F. LaRoche,
   Jr.                      -0-       $  200,000       SouthTrust Bank of TN
Jack Tyrrell                -0-              -0-       N/A
Robert T. Webb              -0-              -0-       SouthTrust Bank of TN
Ted H. Welch                -0-              -0-       SouthTrust Bank of TN
NHC Employees        $1,298,570       $1,654,333       SouthTrust Bank of TN


Section 16(a) Disclosure Compliance

   Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

   To the Company's knowledge, based solely on the review of the copies of such forms received by it, the Company believes that during 1998 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and timely filed.

Investment Advisor

   The Company has entered into an Advisory Administrative
Services and Facilities Agreement (the "Advisory Agreement") with
NHC as Advisor under which NHC will provide management and advisory services during the term of the Advisory Agreement.

   Under the terms of the Advisory Agreement, NHC, as Advisor, agrees to use its best efforts:

   a) To present to the Company a continuing and suitable investment program consistent with the investment policy of the Company as adopted by the directors from time to time;

   b) To manage the day-to-day affairs and operations of the Company, including the employment of and compensation to all personnel; and

   c) To provide administrative services and facilities appropriate for such management.

   In performing its obligations under the Agreement, the Advisor is subject to the supervision of and policies established by the Company's Board of Directors.

   The Advisory Agreement is for a stated term which expired
December 31, 1996, and is currently cancelable without cause on 90 days notice and by the Company for cause at any time.

   For its services under the Advisory Agreement, the Advisor is entitled to annual compensation of $1,625,000 payable in monthly installments of $135,417. Salaries or bonuses paid by the Company to its executive officers are credited against these installments. From 1993 and later years in which Per Share Funds From Operations of the Company exceed Per Common Share Funds From Operations during 1992, the $1,625,000 annual compensation increases by the same percentage that Per Common Share Funds From Operations in such later years exceed those in 1992. $3,310,000 was earned in 1998. The Advisory Agreement conditions payment of such annual compensation in any year upon the Company's having funds from operations in such year sufficient to enable the Company to pay from funds from operations annual dividends of at least $2.00 per share. Unpaid compensation will accrue together with interest at Prime + 2 percentage points to be paid in later years to the extent that funds from operations exceed the dividend requirements. All payments are current.

Comparison of Cumulative Total Return

   Since the Company's creation in October, 1991, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies
(NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.


                          PROPOSAL II

                RATIFICATION OF APPOINTMENT OF AND
         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company has selected Arthur Andersen LLP as its independent auditors for fiscal year ending December 31, 1999.
Although a stockholder vote is not required, the Board would like the approval of stockholders for this appointment. Arthur
Andersen LLP audited the Company's financial statements for the year ended December 31, 1998.

   If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be reconsidered by the Board of Directors, although the Board of Directors would not be required to select different independent accountants for the Company. The Board of Directors retains the power to select another firm as independent accountants for the Company to replace the firm whose selection was ratified by the Company's stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent accountants.

   Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "FOR" PROPOSAL II.

                     STOCKHOLDER PROPOSALS

   October 1, 1999, is the date by which proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                     EXPENSES OF SOLICITATION

   The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

                         OTHER MATTERS

   The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.


                       s/Richard F. LaRoche, Jr.
                       Richard F. LaRoche, Jr., Secretary

March 1, 1999
Murfreesboro, Tennessee

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                    1993      1994      1995      1996      1997      1998
---------------------------------------------------------------------------
NHI                 100       102.4     142.2     177       211.2     136.2
S & P 500           100       101.3     139.2     171.2     228.3     293.6
NAREIT Hybrid       100       104       127.9     165.5     183.3     120.9

*Assumes $100 invested 12/31/93 in NHI, S & P 500, and NAREIT Hybrid.